Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

February 5, 2026

NOVAGOLD RESOURCES INC.

201 South Main Street, Suite 400

Salt Lake City, UT 84111

Attention:    Gregory Lang, President and Chief Executive Officer

Dear Sir:

BMO Nesbitt Burns Inc. (“BMO”), RBC Dominion Securities Inc., and Scotia Capital Inc., as co-lead managers and joint bookrunners (collectively with BMO, the “Underwriters”), understand that NOVAGOLD RESOURCES INC. (the “Company”) proposes to issue and sell, and the Underwriters severally, and not jointly or jointly and severally, on the basis of the percentages set forth in Section 13 of this Agreement (as defined herein), agree to purchase, on a “bought deal” private placement basis, or arrange for Substituted Purchasers (as defined herein) in the Selling Jurisdictions (as defined herein) to purchase, from the Company, an aggregate of 30,000,000 common shares of the Company (the “Offered Securities”) at a price of US$10.00 per Offered Security (the “Issue Price”) for aggregate gross proceeds of US$300,000,000.

In addition, the Company agrees to grant to the Underwriters an option (the “Underwriters’ Option”) to purchase or arrange for Substituted Purchasers of up to an additional 4,500,000 Offered Securities at the Issue Price (the “Option Shares”), to raise additional gross proceeds of up to US$45,000,000. The Underwriters’ Option shall be exercisable, in whole or in part by the Underwriters in their sole discretion, at any time up to 48 hours before the Closing Date (as defined herein). Any Option Shares issued on exercise of the Underwriters’ Option shall be issued and sold on the same terms as the Offered Securities pursuant to this Agreement. References to “Offered Securities” herein shall include reference to the Option Shares unless otherwise stated and references to the “Offering” shall include the offer and sale of any Offered Securities pursuant to the Underwriters’ Option.

The Offered Securities will be issued and sold: (i) in each of the provinces of Canada pursuant to available exemptions from the prospectus requirements under NI 45-106; (ii) in the United States or to U.S. Purchasers (each as defined herein), and with respect to both thereto, only to persons who are Qualified Institutional Buyers (as defined herein) under the U.S. Securities Act (as defined herein) and pursuant to similar exemptions under applicable U.S. state securities laws; and (iii) in such other offshore jurisdictions outside of Canada and the United States as the Underwriters and the Company may agree, and pursuant to prospectus exemptions under Applicable Securities Laws in such Selling Jurisdictions.

In consideration of the services to be rendered by the Underwriters in connection with the Offering, the Company shall, at the Closing Time (as defined herein), pay to the Underwriters the Commission (as defined herein) in such amount and with such terms as set out in Section 12 hereof. The obligation of the Company to pay the Commission shall arise at the Closing Time and the Commission shall be fully earned by the Underwriters upon the completion of the Offering.

The Company agrees that the Underwriters will be permitted to appoint, at their sole expense, other registered dealers or other dealers duly qualified in their respective jurisdictions, in each case acceptable to the Company, acting reasonably, as their agents to assist with the Offering in the Selling Jurisdictions and that the Underwriters may determine the remuneration payable by the Underwriters to such other dealers appointed by them.

This offer is conditional upon and subject to the additional terms and conditions set forth below.

1.	Interpretation
1.1	Unless expressly provided otherwise herein, where used in this Agreement or any schedule attached hereto, the following terms have the following meanings, respectively:

“affiliate” has the meaning ascribed to such concept in the Securities Act (British Columbia);

“Affiliates” means affiliates of the Underwriters;

“Agreement” means this underwriting agreement resulting from the acceptance by the Company of the offer made by the Underwriters hereby;

“Applicable Securities Laws” means, in respect of any person, collectively, the securities laws, regulations, rulings, rules, orders and prescribed forms in each of the Selling Jurisdictions, and published policy statements issued by a Securities Regulator, including Canadian Securities Laws, U.S. Securities Laws, the rules and policies of the Exchanges and of any other stock exchange, in each case, applicable to that person;

“Barrick” has the meaning ascribed thereto in Section 4.1(b);

“BMO” has the meaning ascribed thereto on page 1 of this Agreement;

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Vancouver, British Columbia are not open for business;

“Canadian Securities Laws” means collectively, all Applicable Securities Laws of each of the Selling Jurisdictions in Canada;

“Canadian Securities Regulators” means the applicable Securities Regulator in each of the provinces of Canada;

“Claims” has the meaning ascribed thereto in Section 9.1;

“Closing” means the completion of the sale of the Offered Securities as contemplated by this Agreement and the Subscription Agreements;

“Closing Date” means February 5, 2026 or such other date or dates as the Company and the Underwriters may agree;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and the Underwriters may determine;

“Commission” has the meaning ascribed thereto in Section 12.1;

“Common Shares” means the common shares in the capital of the Company;

“Company” has the meaning ascribed thereto on page 1 of this Agreement;

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“Company Financial Information” means the audited annual consolidated financial statements of the Company for the years ended November 30, 2025 and 2024, including the notes thereto, together with the report of the auditors thereon;

“Distribution Period” means the period commencing on the date hereof and ending on the completion of the distribution of the Offered Securities by the Underwriters;

“Donlin Gold” means Donlin Gold LLC;

“Engagement Letter” means the engagement letter among BMO, on behalf of the Underwriters, and the Company dated January 23, 2026;

“Environmental Laws” has the meaning ascribed there in Section 5.1(ii);

“ERISA” has the meaning ascribed there in Section 5.1(jj);

“Exchanges” means, collectively, the TSX and NYSE American;

“Governmental Authority” means any (i) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (ii) subdivision, agent, commission, board, or authority of any of the foregoing, or (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

“Gross Proceeds” means the aggregate Issue Price paid by the Purchasers on the Closing Date;

“Hazardous Materials” has the meaning ascribed there in Section 5.1(ii);

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board that are applicable to the circumstances as of the date of determination, consistently applied;

“including” means including without limitation;

“Indemnified Parties” has the meanings ascribed thereto in Section 9.1;

“Indemnitor” has the meanings ascribed thereto in Section 9.1;

“Issue Price” has the meaning ascribed thereto on page 1 of this Agreement;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, hypothec, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right, demand or claim of any kind or nature whatsoever which affects ownership or possession of, or title to, any interest in, or right to use or occupy, property or assets;

“Losses” has the meaning ascribed thereto in Section 9.1;

“Material Adverse Effect” means any effect resulting from any change, event, fact, or occurrence that has or could reasonably be expected to be materially adverse to the business, affairs, capital, operations, financial condition, prospects, properties, permits, contractual arrangements or assets of the Company and the Subsidiaries on a consolidated basis;

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“Material Contracts” has the meaning ascribed thereto in Section 5.1(y);

“Material Project” means the Donlin gold project as described in the Technical Reports and the Public Disclosure Documents;

"Material Property Agreements" has the meaning ascribed thereto in Section 5.1(z)(i);

“Material Subsidiaries” means, collectively, NOVAGOLD US Holdings Inc., NOVAGOLD Resources Alaska Inc., and, solely for the purposes of this Agreement, Donlin Gold, or any one of them;

“misrepresentation”, “material fact”, “material change”, “associate”, and “distribution” have the respective meanings ascribed thereto in the Securities Act (British Columbia);

“Money Laundering Laws” has the meaning ascribed thereto in Section 5.1(w);

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“NYSE American” means NYSE American LLC;

“Offered Securities” has the meaning ascribed thereto on page 1 of this Agreement;

“Offering” means the offering in the Selling Jurisdictions of the Offered Securities at the Issue Price, to be issued and sold by the Company pursuant to the Subscription Agreements, as applicable, and this Agreement;

“Option Shares” has the meaning ascribed thereto on page 1 of this Agreement;

“Permits” has the meaning ascribed thereto in Section 5.1(z)(iv);

“person” includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

“Property Rights” has the meaning ascribed thereto in Section 5.1(z)(i);

“Public Disclosure Documents” means all information contained in any news release, material change report (excluding any confidential material change report), financial statements, management’s discussion and analysis, management information circular or other document of the Company on SEDAR+ or EDGAR or which has been publicly filed by, or on behalf of, the Company pursuant to Applicable Securities Laws in Canada, the United States or otherwise by or on behalf of the Company;

“Purchasers” means the purchasers of Offered Securities in connection with the Offering, including, for greater certainty, the Underwriters and any Substituted Purchasers, as applicable;

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“Qualified Institutional Buyer” means a “qualified institutional buyer” within the meaning of Rule 144A;

“Reporting Jurisdictions” means Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island, Québec, and Saskatchewan;

“Rule 144A” means Rule 144A as promulgated under the U.S. Securities Act;

“Sanctions”, “Sanctioned Persons”, and “Sanctioned Countries” have the meanings ascribed thereto in Section 5.1(x)(i);

“Sarbanes-Oxley Act” has the meaning ascribed thereto in Section 5.1(kk);

“Securities Regulator” means, in respect of any jurisdiction, the securities regulator or other securities regulatory authority of that jurisdiction;

“Selling Jurisdictions” means, collectively: (i) all of the provinces of Canada; (ii) the United States; and (iii) such other offshore jurisdictions outside of Canada and the United States as the Underwriters and the Company may agree;

“S-K 1300” has the meaning ascribed thereto in Section 5.1(hh);

“Subscription Agreements” means the subscription agreements for the Offered Securities, in the forms agreed upon by the Company and the Underwriters, for the purchase and sale of the Offered Securities to the Purchasers thereof pursuant to the Offering as contemplated herein and shall include, for greater certainty, all schedules thereto;

“subsidiary” has the meaning ascribed thereto in the Business Corporations Act (British Columbia);

“Subsidiaries” means, collectively, the Material Subsidiaries, NOVAGOLD USA, Inc., and AGC Resources Inc.;

“Substituted Purchasers” has the meaning ascribed thereto in Section 2.1;

“Tax Act” means the Income Tax Act (Canada), any regulations promulgated thereunder, and any proposed amendments thereto announced publicly by or on behalf of the Minister of Finance (Canada) on or prior to the date of this Agreement;

“Technical Reports” mean the report titled “NI 43-101 Technical Report on the Donlin Gold Project, Alaska, USA” with an effective date of November 30, 2025 and the report titled “S-K 1300 Technical Report Summary on the Donlin Gold Project, Alaska, USA” with a report date of November 30, 2025;

“Termination Right” has the meaning ascribed thereto in Section 8;

“to the knowledge of the Company” means to the best knowledge of Gregory Lang, Peter Adamek, Richard Williams or Ben Machlis, after reasonable inquiry;

“Transaction Documents” means, collectively, this Agreement and the Subscription Agreements;

“Transfer Agent” means Computershare Investor Services Inc.;

“TSX” means the Toronto Stock Exchange;

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“Underwriters” has the meaning ascribed thereto on page 1 of this Agreement;

“Underwriters’ Expenses” has the meaning ascribed thereto in Section 10.1;

“Underwriters’ Option” has the meaning ascribed thereto on page 1 of this Agreement;

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Affiliates” has the meaning ascribed thereto in Section 2.2;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Person” has the meaning ascribed thereto in Rule 902(k) of Regulation S promulgated under the U.S. Securities Act;

“U.S. Purchaser” means (a) a Purchaser of the Offered Securities that is a U.S. Person or is in the United States, (b) any Purchaser purchasing Offered Securities for the account or benefit of any person in the United States or a U.S. Person, (c) any person that receives or received an offer to purchase Offered Securities while in the United States, and (d) any person that is in the United States at the time the Purchaser’s buy order was made;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means applicable securities laws in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

1.2	Division and Headings: The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.
1.3	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein (excluding any conflict of law, rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction) and the parties hereto irrevocably accept and attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.
1.4	Currency: Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of the United States and all payments to be made hereunder shall be made in such currency.
1.5	Schedules: The following are the schedules attached to this Agreement, which schedules are deemed to be a part of this Agreement and are hereby incorporated by reference herein:

Schedule “A”	-	Compliance with United States Securities Laws.
Schedule “B”	-	Outstanding Convertible Securities and Rights to Acquire Securities of the Company
Schedule “C”	-	Form of Lock-Up Agreement

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2.	Nature of Transaction
2.1	Sale on Exempt Basis. Upon and subject to the terms and conditions set forth herein, the Underwriters shall severally, and not jointly or jointly and severally, on the basis of the percentages set forth in Section 13 of this Agreement, purchase, on a “bought deal” private placement basis, or arrange for Substituted Purchasers in the Selling Jurisdictions to purchase, and the Company shall issue and sell, the Offered Securities at the Issue Price per Offered Security. The Company understands that, although the agreement to purchase all of the Offered Securities is made hereunder by the Underwriters to the Company as purchasers, the Underwriters shall have the right to and shall use their commercially reasonable efforts to arrange for the Offered Securities to be purchased by substituted purchasers (“Substituted Purchasers”) within the Selling Jurisdictions in compliance with Applicable Securities Laws such that the offer and sale of the Offered Securities does not: (i) obligate the Company to take any action to qualify any of its securities or any trade of any of its securities; or (ii) trigger an obligation for the Company to file a prospectus, a registration statement or other offering document with any securities regulatory authority under Applicable Securities Laws or otherwise comply with any continuous disclosure or reporting obligation in any jurisdiction outside of Canada or the United States.
2.2	U.S. Sales. The parties to this Agreement acknowledge that the Offered Securities have not been and will not be registered under the U.S. Securities Act or any U.S. state securities laws and may not be offered, sold, transferred, pledged, encumbered or otherwise disposed of in the United States except pursuant to exemptions from the registration requirements of the U.S. Securities Act and U.S. state securities laws. Accordingly, the Company and each of the Underwriters, severally and not jointly nor jointly and severally, hereby agree that any offers and sales of the Offered Securities to, or for the account or benefits of, U.S. Purchasers shall be conducted only in the manner specified in Schedule “A” of this Agreement, which terms and conditions are hereby incorporated by reference in and shall form a part of this Agreement. All actions to be undertaken by the Underwriters in the United States or with respect to any U.S. Person in connection with the matters contemplated herein shall be undertaken through a duly registered U.S. broker-dealer Affiliate (the “U.S. Affiliates”) or a U.S. registered broker-dealer that is a member of the selling group engaged in connection with such offer or sale.
2.3	Filings. The Company hereby agrees to comply with all Applicable Securities Laws on a timely basis in connection with the Offering and undertakes to file, or cause to be filed, within the periods stipulated under Applicable Securities Laws, all forms, documents or undertakings required to be filed by the Company in connection with the issue and sale of the Offered Securities, so that the distribution of the Offered Securities may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in the Selling Jurisdictions, and the Underwriters agree to assist the Company in all commercially reasonable respects to secure compliance with all regulatory requirements in connection with the Offering. All fees payable in connection with such filings shall be paid by the Company.
2.4	Solicitation of Orders. Neither the Company nor the Underwriters shall: (i) provide to prospective purchasers of the Offered Securities any document or other material that would constitute an offering memorandum or “future-oriented financial information” within the meaning of Applicable Securities Laws; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Offered Securities, including but not limited to, causing the sale of the Offered Securities to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Offered Securities whose attendees have been invited by general solicitation or advertising.
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3.	Representations, Warranties and Covenants of the Underwriters
3.1	Each Underwriter hereby severally, and not jointly, nor jointly and severally, represents and warrants to the Company and acknowledges that the Company is relying upon such representations and warranties, that:
(a)	Compliance with Applicable Securities Laws. In respect of arranging for the purchase and sale of the Offered Securities, each Underwriter will conduct its activities in connection with the Offering and comply with all Applicable Securities Laws and the provisions of this Agreement.
(b)	Duly Registered. Each Underwriter is duly registered pursuant to the provisions of the Applicable Securities Laws and is duly registered or licensed as an investment dealer in those jurisdictions in which it is required to be so registered in order to perform the services contemplated by this Agreement, or if or where not so registered or licensed, each such Underwriter will act only through members of a selling group who are so registered or licensed.
(c)	General Solicitation or Advertising. Each Underwriter and its Affiliates and representatives have not engaged in or authorized, and will not engage in or authorize, any form of general solicitation or general advertising in connection with or in respect of the Offered Securities in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or otherwise or conducted any seminar or meeting concerning the offer or sale of the Offered Securities whose attendees have been invited by any general solicitation or general advertising.
(d)	No Prospectus or Registration Requirement. No Underwriter has solicited, and no Underwriter will solicit, offers to purchase or sell the Offered Securities so as to require the filing of a prospectus, registration statement or offering memorandum with respect thereto or the provision of a contractual right of action under the laws of any jurisdiction.
(e)	Status in the United States. Each of the Underwriters (on its own behalf and on behalf of its U.S. Affiliate) makes the representations, warranties and covenants applicable to it and them in Schedule “A” hereto and acknowledges that the terms and conditions of the representations, warranties and covenants of the parties contained in Schedule “A” form part of this Agreement.
3.2	All obligations of the Underwriters hereunder shall be several (and not joint nor joint and several) and no Underwriter or its U.S. Affiliate(s) will be liable under this Agreement or under Schedule “A” attached hereto, with respect to a breach of a representation, warranty or covenant contained in this Agreement by another Underwriter or such other Underwriter’s U.S. Affiliate(s), or any selling group member appointed by such other Underwriter or such Underwriter’s U.S. Affiliate(s), as the case may be.
4.	Covenants of the Company
4.1	The Company hereby covenants to the Underwriters and to the Purchasers, and acknowledges that each of them is relying on such covenants in connection with the issuance and sale of the Offered Securities, as follows:
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(a)	Due Diligence Process. The Company will allow the Underwriters and their representatives the opportunity to conduct all due diligence which the Underwriters may reasonably require to be conducted prior to the Closing Time and will make available its respective directors (including a representative of the audit committee), senior management, technical advisors and legal counsel to provide written responses or answer the questions of the Underwriters in due diligence meetings to be conducted prior to the Closing Time.
(b)	Use of Proceeds. The net proceeds of the Offering will be used for expenditures associated with Material Project activities, settlement of the Company’s prepayment option on the promissory note with Barrick Mining Corporation (“Barrick”), and general corporate purposes.
(c)	Absence of Material Adverse Effect. The Company is not aware of any fact or circumstance which would be likely to have a Material Adverse Effect on the Company or the Material Project.
(d)	Closing Deliveries. The Company will use its commercially reasonable efforts to fulfill or cause to be fulfilled, at or prior to the Closing Date, each of the conditions required to be fulfilled by it set out in Section 6.1.
(e)	Listing of Offered Securities. The Company will use its commercially reasonable efforts to obtain the necessary regulatory consents and approvals for the Offering, including the conditional approval of the TSX and authorization from the NYSE American for the listing and trading of the Offered Securities prior to the Closing Time and file or cause to be filed all documents, applications, forms or undertakings required to be filed by the Company, and take or cause to be taken all action required to be taken by the Company in connection with the offer and sale of the Offered Securities.
(f)	Creation and Issuance of Offered Securities. The Company will fulfill all legal requirements to permit the issuance, offering and sale of the Offered Securities as contemplated in the Transaction Documents. The Offered Securities upon issuance will be duly and validly authorized and issued as fully paid and non-assessable Common Shares and shall have the attributes corresponding to the description thereof set forth in the Transaction Documents.
(g)	Maintain Reporting Issuer Status. For a period of two years following the Closing Date, the Company shall use commercially reasonable efforts to remain a reporting issuer under Canadian Securities Laws in the Reporting Jurisdictions and under U.S. Securities Laws in the United States, not in default of any material requirement of such Canadian Securities Laws and U.S. Securities Laws, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be a “reporting issuer”, so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada or the United States or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the Exchanges (or any securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted).
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(h)	Stock Exchange Listing. The Company shall use commercially reasonable efforts to maintain the listing of the Common Shares on the Exchanges, and to not take any action for a period of two years after the Closing Date which would reasonably be expected to result in the delisting or suspension of the Common Shares on or from the Exchanges or on or from any securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted (by action of the Company), provided that this covenant shall not prevent the Company from ceasing to be listed on the Exchanges (or any securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted (by action of the Company)) so long as the holders of the Common Shares receive securities of an entity which is listed on a stock exchange in Canada, a national securities exchange in the United States or cash, or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the Exchanges (or any securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted (by action of the Company)).
(i)	Standstill. The Company shall not directly or indirectly issue any Common Shares or securities or other financial instruments exchangeable, exercisable or convertible into or having the right to acquire Common Shares (other than: (i) grants or exercises pursuant to the Company’s equity compensation plans; and (ii) pursuant to rights or obligations under securities or instruments outstanding as at the date of the Engagement Letter) or enter into any agreement or arrangement under which the Company acquires or transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether that agreement or arrangement may be settled by the delivery of Common Shares or other securities or cash, or agree to become bound to do so, or disclose to the public any intention to do so, for a period of 90 days following the Closing Date without the prior written consent of the Underwriters, which consent will not be unreasonably withheld.
(j)	Lock-Up Agreements. The Company shall cause each of the directors and officers of the Company to agree, in a lock-up agreement to be executed concurrently with the closing of the Offering in substantially the form attached hereto as Schedule “C”.
(k)	Post-Closing Filings. The Company will execute and file with the Securities Regulators, all forms, notices and certificates required to be filed by the Company pursuant to Applicable Securities Laws in respect of the Offering, in the time required by the Applicable Securities Laws, including for greater certainty, Form 45-106F1 of NI 45-106 and any other forms, notices and certificates set forth in the opinions delivered to the Underwriters pursuant to the closing conditions set forth in Section 6.1, as are required to be filed by the Company.
(l)	Full Particulars. During the Distribution Period, the Company will promptly inform the Underwriters in writing of the full particulars of:
(i)	any material change (actual, anticipated, proposed or credibly threatened) in the business, financial condition, affairs, operations, assets, liabilities or obligations (contingent or otherwise), prospects, capital or ownership of the Company or the Material Project;
(ii)	any notice by any judicial or regulatory authority requesting any information, meeting, or hearing relating to the Company and its affairs or the Offering, other than those in the ordinary course relating to the Offering;
(iii)	any material fact in respect of the Company or the Material Project, that had not been previously disclosed to the Underwriters; or
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(iv)	any requests from any Securities Regulators, the Exchanges or any other competent Governmental Authority relating to the Company or which may be relevant to the distribution of the Offered Securities or the listing of the Offered Securities on the Exchanges.
The Company shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriters, acting reasonably, with all applicable filings and other requirements under the Applicable Securities Laws as a result of such fact or change. The Company shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated, proposed or threatened, financial or otherwise) which is of such a nature that there is or could be reasonable doubt whether written notice need be given under this Section 4.1(l).
(m)	News Releases. During the Distribution Period, the Company will promptly provide to the Underwriters drafts of any news releases of the Company relating to the Offering or to be issued prior to the Closing Date for review by the Underwriters and their counsel prior to issuance, and will not publish those news releases (unless otherwise required by Applicable Securities Laws) except with the prior approval of the Underwriters, which approval will not be unreasonably withheld or delayed. In addition, if required by Applicable Securities Laws, any news release announcing or otherwise referring to the Offering shall comply with the requirements of the U.S. Securities Act and shall include an appropriate notation substantially as follows: “Not for distribution to United States news wire services or dissemination in the United States.” And “The securities have not been, and will not be, registered under the U.S. Securities Act, or any U.S. state securities laws, and may not be offered or sold in the United States without registration under the U.S. Securities Act and all applicable state securities laws or compliance with the requirements of an applicable exemption therefrom. This news release does not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor may there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.”
(n)	Orders, Rulings, etc. The Company will, during the Distribution Period, advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:
(i)	any order, ruling, or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Common Shares) that has been issued by any Securities Regulator or of any proceedings that have been instituted, threatened or contemplated, for any such purposes; or
(ii)	any request of any Securities Regulator for any information, or the receipt by the Company of any communication from any Securities Regulator or any other competent authority relating to the Company or which may be relevant to the distribution of the Offered Securities or the completion of the Offering, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) above, or, if any such order is issued, to obtain the withdrawal thereof as quickly as possible.
5.	Representations, Warranties and additional Covenants of the Company
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5.1	The Company represents and warrants to the Underwriters and acknowledges that each of them is relying upon such representations and warranties in arranging for Purchasers of the Offered Securities and entering into this Agreement and that each Purchaser is relying upon such representations and warranties in purchasing the Offered Securities, that:

General Matters

(a)	Good Standing of the Company. The Company is validly existing under the laws of British Columbia, and has all requisite corporate power and authority to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own, lease and operate its properties and assets and to enter into and carry out the transactions contemplated by the Transaction Documents. The Company is validly existing and in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction of Canada in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
(b)	Subsidiaries. The Company’s only subsidiaries are the Subsidiaries. The only subsidiaries that are material to the Company and its business, assets, properties and operations are the Material Subsidiaries. Each of the Subsidiaries is a corporation or company incorporated or established, organized and existing under the laws of the jurisdiction of its incorporation, is current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation and has the requisite corporate power and capacity to own, lease and operate its properties and to conduct its business as now carried on by it, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so would not have a Material Adverse Effect. All of the issued and outstanding shares in the capital of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are directly or indirectly beneficially owned by the Company, free and clear of any Lien, except as disclosed in the Public Disclosure Documents; and none of the outstanding shares of the capital stock of the Subsidiaries was issued in violation of pre-emptive or similar rights of any security holder of such entity. There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Company to sell, transfer, encumber or otherwise dispose of any capital stock or assets of the Subsidiaries, except as disclosed in the Public Disclosure Documents.
(c)	No Bankruptcy. Neither the Company nor any of its Subsidiaries has committed an act of bankruptcy or sought protection from the creditors thereof before any court or pursuant to any legislation, proposed a compromise or arrangement to the creditors thereof generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of the assets thereof, had any person holding any encumbrance, Lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest or receiver take possession of any of the property thereof, had an execution or distress become enforceable or levied upon any portion of the property thereof or to the knowledge of the Company had any petition for a receiving order in bankruptcy filed against it.
(d)	Minute Books. The corporate records and minute books of the Company and its Subsidiaries that have been made available to the Underwriters’ counsel contain, in all material respects, complete and accurate minutes of all meetings of the directors and shareholders of such entity that have been approved, and originals or copies of all resolutions duly passed or confirmed by the directors or shareholders of such entity other than at a meeting.
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(e)	No Material Adverse Effect. Since November 30, 2025, other than as disclosed in the Public Disclosure Documents: (i) there has not occurred any Material Adverse Effect; and (ii) there has not been any material change in the capital stock or long-term debt of the Company and its Subsidiaries on a consolidated basis.
(f)	Share Capital of the Company. The authorized capital of the Company consists of 1,000 million Common Shares of which 407,618,705 Common Shares were issued and outstanding as of the close of business on February 4, 2026, and 10 million preferred shares of which none were issued and outstanding as of the close of business on February 4, 2026. None of the outstanding Common Shares were issued in violation of any pre-emptive rights, rights of first refusal, standstill or other similar rights to subscribe for or purchase securities of the Company created by law or the Company. No agreement to which the Company is a party or of which the Company is aware is in force or effect which in any manner affects the voting or control of any of the Common Shares.
(g)	Corporate Power. The Company has the corporate power and authority to enter into the Transaction Documents and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof. The Company has the corporate power and authority to do all acts and things and execute and deliver all documents as are required to be done, observed, performed, executed or delivered in order to complete the transactions contemplated under the Transaction Documents.
(h)	Authorization. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents, and to authorize the completion of the transactions contemplated hereby and thereby, including the Offering.
(i)	Valid and Binding Documents. Each of the execution and delivery of the Transaction Documents by the Company and the performance of the transactions contemplated hereby and thereby have been duly authorized, executed and delivered by the Company, and (assuming due execution and delivery by the other parties hereto and thereto) is a legal, valid and binding obligation of, and is enforceable against, the Company in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy).
(j)	Authorization of Offered Securities. The Offered Securities have been duly and validly authorized for issuance and will, upon payment of consideration therefor, be validly issued as fully paid and non-assessable shares in the capital of the Company and will not have been issued in violation of any pre-emptive rights, rights of first refusal, standstill or other similar rights to subscribe for or purchase securities of the Company created by law or the Company. The Offered Securities, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s articles or by-laws or any agreement to which the Company is a party other than, as applicable, being subject to any statutory hold period pursuant to Applicable Securities Laws, including but not limited to as determined by the rules and regulations under the U.S. Securities Act.
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(k)	Consents and Approvals. None of the offering and sale of the Offered Securities, the execution and delivery of the Transaction Documents or the compliance by the Company with the provisions of the Transaction Documents require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other person, except (i) such as has been obtained or will be obtained on or prior to the Closing Time, (ii) such as may be required under Applicable Securities Laws of the Selling Jurisdictions and the rules of the Exchanges and will be obtained by the Closing Date, or (iii) such as may be required under U.S. state securities laws and which will be made within the applicable time periods.
(l)	Reporting Issuer. The Company is a reporting issuer in each of the Reporting Jurisdictions and in the United States, and on the Closing Date will have been a reporting issuer in such Reporting Jurisdictions and in the United States for at least four months and has complied in all material respects with all requirements under Canadian Securities Laws and U.S. Securities Laws. The Company is not included on a list of reporting issuers in default maintained by any of the Securities Regulators of the Reporting Jurisdictions.
(m)	Qualified Investment. Upon satisfaction of the standard listing conditions of the TSX, the Offered Securities will be “qualified investments” under the Tax Act for a trust governed by a “registered retirement savings plan” (“RRSP”), a “registered retirement income fund” (“RRIF”), a “deferred profit sharing plan”, a “registered education savings plan” (“RESP”), a “registered disability savings plan” (“RDSP”), a “tax-free savings account” (“TFSA”), and a “first home savings account” (“FHSA”) (each within the meaning of the Tax Act), subject to the specific provisions of any such plan. Notwithstanding the foregoing, the Offered Securities will be a “prohibited investment” for an RRSP, RRIF, RESP, RDSP, TFSA, or FHSA for the purposes of the Tax Act, if the annuitant, subscriber, or holder, as the case may be, does not deal at arm’s length with the Company (for the purposes of the Tax Act) or has a “significant interest” in the Company (as defined in the Tax Act for the purposes of the prohibited investment rules), unless the Offered Securities constitute “excluded property” (as defined in the Tax Act for the purposes of the prohibited investment rules) for the RRSP, RRIF, RESP, RDSP, TFSA or FHSA, as the case may be.
(n)	Absence of Rights. Other than in connection with this Offering and except as referred to in Schedule “B” hereto, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued Common Shares or any other agreement or option, for the issue or allotment of any unissued Common Shares or any other security convertible into or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding Common Shares and the Offered Securities upon issuance will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Company.
(o)	Company Financial Information. The Company Financial Information complies in all material respects as to form with the applicable accounting requirements of the U.S. Securities Act and has been prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods involved, and presents fairly in all material respects the financial condition, financial performance and cash flows of the Company and its Subsidiaries on a consolidated basis as at the dates and for the periods of such Company Financial Information.
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(p)	Liabilities. Neither the Company nor any of the Subsidiaries (except Donlin Gold), nor to the knowledge of the Company, Donlin Gold have any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, including any guarantee of any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation whatsoever which are not disclosed or referred to in the Company Financial Information or the Public Disclosure Documents, other than liabilities, obligations, or indebtedness or commitments incurred in the normal course of business.
(q)	No Default. Neither the Company nor the Material Subsidiaries is in breach or violation of, and the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder and thereunder do not and will not result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, by-laws or resolutions of the Company or any of the Material Subsidiaries, as applicable, or any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Company or any of the Material Subsidiaries is a party or by which any of them or any of the properties or assets (including the Material Project) is bound, or any judgment, decree, order, statute, rule or regulation of any court, Governmental Authority, arbitrator, stock exchange or securities regulatory authority applicable to the Company or any of the Material Subsidiaries or any of the properties or assets (including the Material Project) currently owned, except such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect, and the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder do not and will not create a right for any other party to terminate, accelerate or in any way alter any other rights existing under any material indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Company or any of the Material Subsidiaries is a party or by which any of them or any of the properties or assets (including the Material Project therein) currently owned is bound.
(r)	Independent Accountants. The auditor of the Company has audited or reviewed, as applicable, the Company Financial Information and is independent with respect to the Company within the meaning of Applicable Securities Laws.
(s)	Accounting Controls. The Company and each of the Material Subsidiaries maintain a system of internal control over financial reporting which is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles and Canadian Securities Laws. None of the Company or any of the Material Subsidiaries are aware of any material weaknesses in their internal control over financial reporting that would be required to be disclosed in a certificate issued pursuant to Canadian Securities Laws or Rule 13a-14 under the U.S. Securities Act. The Company and each of the Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the Company Financial Information is in compliance with the Securities and Exchange Commission’s published rules, regulations and guidelines applicable thereto.
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(t)	Disclosure Controls and Procedures. The Company maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act), and such disclosure controls and procedures are effective.
(u)	Compliance with Laws, Licenses and Permits. Each of the Company and the Material Subsidiaries has conducted and is conducting the business thereof in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business and possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on, or contemplated to be carried on by it (including without limitation the exploration and development of the Material Project), is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the operations and business thereof, and none of the Company nor any of the Material Subsidiaries has received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such approval, consent, certificate, authorization, permit or license. The Company is not aware of any legislation, or proposed legislation, which it reasonably expects will have a Material Adverse Effect.
(v)	Unlawful Payment. Neither the Company nor any of the Material Subsidiaries nor to the knowledge of the Company, any director, officer, employee, agent or other person acting on behalf of the Company or the Subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act of 1999 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and the Subsidiaries have instituted and maintain policies and procedures reasonably designed to comply therewith. No part of the proceeds of the Offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act of 1999 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.
(w)	Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with all material applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 (United States), as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
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(x)	Sanctions.
(i)	neither the Company nor any of its Subsidiaries (excluding Donlin Gold) nor, to the knowledge of the Company, Donlin Gold, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise); and
(ii)	neither the Company nor any of its Subsidiaries (excluding Donlin Gold), nor to the knowledge of the Company, Donlin Gold has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, since April 24, 2019, nor does the Company or any of its Subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.
(y)	Material Contracts. All of the material contracts and agreements (including but not limited to any debt contracts or agreements) of the Company and of the Material Subsidiaries not made in the ordinary course of business, including but not limited to the amended and restated limited liability company agreement governing Donlin Gold and the amended and restated promissory note issued to Barrick (collectively the “Material Contracts”) have been disclosed in the Public Disclosure Documents fully and accurately and if required under Applicable Securities Laws have been filed, and there are no amendments to the Material Contracts that have been proposed to be, or are required to be, made. Each of the Material Contracts is valid, subsisting, in good standing and in full force and effect, enforceable in accordance with the terms thereof. The Company and the Material Subsidiaries have performed all material obligations (including payment obligations) in a timely manner under, and is in material compliance with all terms and conditions contained in, each Material Contract. To the knowledge of the Company, the Company and the Material Subsidiaries are not in violation, breach or default nor have they received any written notification from any party claiming that they are in violation, breach or default under any Material Contract and no other party, to the knowledge of the Company, is in breach, violation or default of any term under any Material Contract.
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(z)	Material Property.
(i)	The Company, directly or through its Material Subsidiaries, holds an interest in fee or freehold title, mining leases, mining concessions, mining claims, exploration permits, prospecting permits, participant interests, conventional property agreements, or proprietary interests or rights, or other similar contractual rights (the “Property Rights”) recognized in the jurisdiction in which the Material Project is located, in respect of the ore bodies and minerals located on the Material Project in which the Company (through the applicable Material Subsidiary) has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements, instruments, contracts, arrangements or understandings, sufficient to permit the Company (through the applicable Material Subsidiary) to carry on its business as currently conducted, including the exploration for the minerals relating thereto, and all such material documents, agreements, instruments, contracts, arrangements or understandings in connection with the Material Project (“Material Property Agreements”) are valid and subsisting and enforceable in accordance with their terms, in each case except the failure to be so would not reasonably be expected to have a Material Adverse Effect.
(ii)	All concessions, leases, property agreements and contracts, claims and permits relating to the Material Project in which the Company (through the applicable Material Subsidiary) has an interest or right have been validly granted, located, approved, executed and/or recorded or filed in accordance with all applicable laws and are valid, subsisting and enforceable in all respects, in each case except where the failure to be so would not be reasonably expected to have a Material Adverse Effect.
(iii)	Except as disclosed in or contemplated by Public Disclosure Documents, the Company (through the applicable Material Subsidiary) has, or reasonably anticipates receiving in due course, all necessary surface rights, access rights and other necessary rights and interests relating to the Material Project in which the Company (through the applicable Material Subsidiary) has an interest granting the Company (through the applicable Material Subsidiary) the right and ability to carry on its business as currently conducted or planned, including the exploration and mining for minerals, ore and metals as are appropriate in view of the rights and interest therein of the Company or the applicable Material Subsidiary, with only such exceptions as do not materially interfere with the current use made by the Company or the applicable Material Subsidiary of the rights or interest so held, each of the proprietary interests or rights is owned by the Company and each of the Material Property Agreements is currently in full force and effect in the name of the Company or the applicable Material Subsidiary, in each case except where such failure would not reasonably be expected to have a Material Adverse Effect.
(iv)	Except as disclosed in or contemplated by Public Disclosure Documents, the Company and the Material Subsidiaries possess all the permits, certificates, and approvals (collectively, the “Permits”) which are necessary to conduct their respective businesses as presently conducted or planned and except for those Permits the failure of which to possess would not reasonably be expected to have a Material Adverse Effect.
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(v)	All assessments or other work required to have been performed to date in relation to the material mining claims and mining rights of the Company and the applicable Material Subsidiary in order to maintain their respective interests therein, if any, have been performed to date and, except as disclosed in or contemplated by the Public Disclosure Documents, the Company and the applicable Material Subsidiary have complied in all respects with all applicable laws in this regard as well as with legal and contractual obligations to third parties in this regard except in respect of mining claims and mining rights that the Company and the applicable Material Subsidiary intend to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(aa)	Insurance. The Company maintains policies of insurance in force as at the date hereof that adequately cover all those risks reasonably and prudently foreseeable in the current operation and conduct of its businesses which, having regard to the nature of such risk and the relative costs of obtaining insurance, it is reasonable to seek rather than to provide for self-insurance. The Company has no knowledge that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct the business of the Company and the Material Subsidiaries, taken as a whole as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied in the past five years.
(bb)	Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company, its Subsidiaries, or any of their respective properties or assets (including the Material Project) currently owned, which if determined adversely, could reasonably be expected to have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents, or the performance by the Company of its obligations hereunder and thereunder.
(cc)	Labour Matters. There is not currently any labour disruption, dispute, slowdown, stoppage, complaint or grievance with employees of the Company or any of the Material Subsidiaries outstanding, or to the knowledge of the Company, threatened or pending, and no union representation exists for the employees of the Company or any of the Material Subsidiaries and no collective bargaining agreement is in place or being negotiated by the Company or any of the Material Subsidiaries.
(dd)	Brokerage Fees. Other than the Underwriters (or any members of their selling group), there is no person acting or, to the knowledge of the Company, purporting to act at the request of the Company, who is entitled to any brokerage or finder’s fees in connection with the Offering contemplated herein.
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(ee)	Directors and Officers. Except as disclosed in the Public Disclosure Documents, and to the knowledge of the Company, none of the directors or officers of the Company is now, or has been in the ten years prior to the date hereof, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.
(ff)	Non-Arm’s Length Transactions. Except as disclosed in the Public Disclosure Documents, neither the Company nor the Material Subsidiaries owe any amount to, nor has the Company or the Material Subsidiaries made any present loans to, or borrowed any amount from, or is otherwise indebted to, any officer, director, employee or securityholder of any of them or any person not dealing at “arm’s length” (as such term is defined in the Tax Act) with any of them except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Company or the Material Subsidiaries. Except as disclosed in the Public Disclosure Documents and usual employee or consulting arrangements made in the ordinary and normal course of business, neither the Company nor the Material Subsidiaries is a party to any material contract, agreement or understanding with any officer, director, employee or securityholder of any of them or any other person not dealing at arm’s length with the Company and the Material Subsidiaries.
(gg)	No Cease Trade Orders. No Securities Regulator or any similar regulatory authority in any jurisdiction has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company, no such proceeding is, to the knowledge of the Company, pending, contemplated or threatened, and the Company is not in default of any requirement of Applicable Securities Laws.
(hh)	Technical Information. All technical information, including estimates of mineral resources and mineral reserves and capital and operating expenditure estimates, set forth in the Technical Reports and Public Disclosure Documents, including in any documents incorporated by reference therein relating to the Material Project has been reviewed by a “qualified person” as required under NI 43-101 or Subpart 229.1300 of Regulation S-K – Disclosure by Registrants Engaged in Mining Operations (“S-K 1300”), as applicable, and all such information has been prepared in accordance with Canadian industry standards set forth in NI 43-101 or the requirements of S-K 1300, as applicable, and, with respect to the Material Project, supported by the Technical Reports, and the information upon which the estimates of mineral resources and mineral reserves were based, was true, complete and accurate in all material respects at the time such estimates were prepared and at the time of filing, and there have been no material changes to such information since the date of the applicable Technical Report. The Company has filed with the Securities Regulators all technical reports required to be filed by it under NI 43-101 and has filed with the Securities and Exchange Commission all technical reports required to be filed by it under S-K 1300. The Material Project is the only “material property” of the Company or the Subsidiaries for the purposes of NI 43-101 or S-K 1300.
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(ii)	Environmental Laws and Matters. (i) Neither the Company nor any of the Material Subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the protection of the environment, occupational health and safety or the processing of pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance (collectively, “Hazardous Materials”) or to the use, treatment, storage, disposal, discharge, transport or handling of any Hazardous Materials (collectively, “Environmental Laws”), except where such violations would not have a Material Adverse Effect; (ii) the Company and the Material Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, except where the failure to have such permits, authorizations and approvals would not have a Material Adverse Effect; (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of the Material Subsidiaries, which if determined adversely, would reasonably be expected to have a Material Adverse Effect; and (iv) neither the Company nor any of the Material Subsidiaries has received any notice, complaint, correspondence or document from any local group or non-governmental organization with respect to environmental matters at the Material Project which could materially and adversely affect current plans for the exploration and development of such projects. Except as set forth in the Public Disclosure Documents, (i) neither the Company nor any Material Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except as would not, individually or in the aggregate, have a Material Adverse Effect, (ii) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any Material Subsidiary under any Environmental Laws in which a government authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of US$300,000 or more will be imposed, (iii) to the knowledge of the Company and its Material Subsidiaries, there are no facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (iv) neither the Company nor any Material Subsidiary anticipates material capital expenditures relating to any Environmental Laws that would reasonably be expected to have a Material Adverse Effect. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
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(jj)	ERISA. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries (other than increases in the ordinary course resulting from an increase in the number of eligible participants in such Plans or increases resulting from increased participation by eligible participants in such Plans); (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would, for purposes of clauses (i) through (iv), reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.
(kk)	Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
(ll)	First Nations Claims. Except as disclosed in the Public Disclosure Documents, neither the Company nor any of the Material Subsidiaries has received notice of any claims, assertions or demands, whether proven or unproven, by any First Nations, and/or indigenous and/or aboriginal person(s), tribe(s) and/or band(s) or a Governmental Authority, or any representatives thereof, in respect of asserted or proven aboriginal rights, aboriginal title, treaty rights or any other aboriginal interest in or to all or any portion of the Material Project, and, to the knowledge of the Company, there are no such current, pending, threatened or imminent claims affecting the Material Project. Except as disclosed in the Public Disclosure Documents, neither the Company nor any of the Material Subsidiaries has entered into any written or oral agreements with First Nations and/or indigenous and/or aboriginal person(s), tribe(s) and/or band(s) to provide any material benefits, pecuniary or otherwise, with respect to any projects on the Material Project at any stage of development and the Company has not offered First Nations and/or indigenous and/or aboriginal person(s), tribe(s) and/or band(s) any material benefits with respect to any projects on the Material Project at any stage of development.
(mm)	Community Relationships. The Company and the Material Subsidiaries use commercially reasonable efforts to maintain good relationships with the communities and persons affected by or located on the lands comprising the Material Project, in all material respects.
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(nn)	Royalties. Neither the Company nor any of the Material Subsidiaries has any responsibility or obligation to pay or have paid on its behalf any material commission, royalty or similar payment to any person with respect to its Property Rights other than as disclosed in the Public Disclosure Documents;
(oo)	Employment Standards, Human Rights Legislation. There are no outstanding complaints against the Company or any of the Material Subsidiaries before any government employment standards branch, tribunal or human rights tribunal, nor, to the knowledge of the Company, are there any threatened material complaints or any occurrence that may reasonably be expected to lead to a material complaint, in each case under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements under any employment standards legislation that place any obligation upon the Company or the Material Subsidiaries to do or to refrain from doing any act. Neither the Company nor any of the Material Subsidiaries is delinquent in any material respect in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for it or amounts required to be reimbursed to such employees, consultants or independent contractors, and all such amounts have been properly accrued in the books and records of the Company and the Material Subsidiaries. The Company and the Material Subsidiaries are in compliance in all material respects with all applicable laws related to employment, including those related to wages, hours and the payment and withholding of taxes and other sums as required by law and has not and is not engaged in any unfair labour practice.
(pp)	Employee Benefit Laws. Neither the Company nor any of the Material Subsidiaries is in violation of, nor has it received notice of any violation with respect to any federal, provincial, or state law relating to employment or compensation of employees that would reasonably be expected to have a Material Adverse Effect.
(qq)	Intellectual Property. The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business, except where the failure to so own, possess or license would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as previously disclosed in the Public Disclosure Documents:
(i)	to the knowledge of the Company, there are no rights of third parties to any such Intellectual Property;
(ii)	to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property;
(iii)	there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim;
(iv)	there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim;
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(v)	there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim;
(vi)	there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and
(vii)	there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company un-patentable which has not been disclosed to the U.S. Patent and Trademark Office.
(rr)	Tax Law Compliance. The Company and each of its Subsidiaries has filed Canadian and United States federal, and all other foreign, provincial, state, local or other tax returns, reports, elections, required by applicable law to be filed by it or has properly requested extensions thereof, and are true, complete and correct, other than those tax returns, reports or elections where the failure to file would not result in a Material Adverse Effect, and has paid, withheld, collected, and remitted all taxes and any similar assessment, including interest and penalties applicable thereto, that are due and payable by it, other than those being contested in good faith and by appropriate proceedings, those as to which adequate reserves have been provided or those where failure to pay would not, individually or in the aggregate, result in a Material Adverse Effect. To the knowledge of the Company, there are no examinations of any tax return of the Company or its Subsidiaries currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any taxes that have been paid, or may be payable, by the Company or any of its Subsidiaries.
(ss)	Significant or Probable Acquisition. Since November 30, 2025:
(i)	neither the Company nor any of its Subsidiaries has completed any “significant acquisition”, “significant disposition” nor is it proposing any “probable acquisitions” (as such terms are used in NI 51-102) that would require the Company to file in the Public Disclosure Documents any additional financial statements or any pro forma financial statements pursuant to Applicable Securities Laws of the Selling Jurisdictions; and
(ii)	neither the Company nor any of its Subsidiaries has entered into any agreement or arrangement in respect of a transaction that would be a “significant acquisition” for purposes of Part 8 of NI 51-102 if completed as of the date hereof.
(tt)	No Dispositions. None of the Company or any Subsidiary has approved, is contemplating, has entered into any agreement in respect of, or has knowledge of, as applicable:
(i)	the sale, transfer or other disposition of the Material Project, any assets or any interest therein currently owned, directly or indirectly, by the Company or the Material Subsidiaries whether by asset sale, transfer of shares or otherwise; or
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(ii)	the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Company or the Material Subsidiaries or otherwise) of the Company or the Material Subsidiaries.
(uu)	Stock Exchange Listing and Compliance. The Common Shares are listed for trading on the Exchanges and the Company is in compliance in all material respects with the current listing requirements of the Exchanges. The Company has not taken any action which would be reasonably expected to result in the delisting or suspension of the Common Shares on the Exchanges.
(vv)	Transfer Agent and Registrar. Computershare Investor Services Inc. at its principal office in Vancouver, British Columbia, has been duly appointed as the transfer agent and registrar for the Common Shares and Computershare Trust Company, N.A. has been duly appointed as the U.S. co-transfer agent for the Common Shares.
(ww)	National Instrument 33-105 – Underwriting Conflicts. To the knowledge of the Company, the Company is not a “related issuer” or “connected issuer” (as those terms are defined in section 1.1 of National Instrument 33-105 – Underwriting Conflicts) of any registrant involved in a trade of the Offered Securities.
(xx)	Public Disclosure Record. As of their respective dates, the Public Disclosure Documents complied in all material respects with Applicable Securities Laws and, when filed, did not contain a misrepresentation or an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that (i) forward-looking information is subject to the limitations and assumptions expressly stated therein and (ii) no representation is made as to information furnished by or relating to the Underwriters.
(yy)	Forward-Looking Information. With respect to forward-looking information contained in the Public Disclosure Documents, to the knowledge of the Company:
(i)	the Company had a reasonable basis for the forward-looking information at the time the disclosure was made;
(ii)	all material forward-looking information is directly or indirectly identified as such, and all such documents caution users of forward-looking information that actual results may vary from the forward-looking information and identifies material risk factors that could cause actual results to differ materially from the forward-looking information; and states the material factors or assumptions used to develop forward-looking information; and
(iii)	the Company has updated such forward-looking information if required to comply with Applicable Securities Laws.
(zz)	Material Facts or Material Change. The Company has not withheld from the Underwriters any material facts relating to the Company, any of its Subsidiaries or the Offering, and the information supplied by the Company to the Underwriters and their counsel in connection with the due diligence conducted by them including information provided at due diligence sessions, was, to the knowledge of the Company, true and accurate in all material respects and not misleading and all expressions of opinion and expectation therein contained are honestly and fairly based and such replies have been prepared or approved by persons having appropriate knowledge and responsibility to enable them properly to provide such replies and all such replies have been given in good faith.
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(aaa)	Previous Corporate Transactions. All material corporate transactions completed by the Company or the Material Subsidiaries have been fully and properly disclosed in the Public Disclosure Documents, were completed in material compliance with all applicable laws and all necessary corporate and regulatory approvals, consents, authorizations, registrations, and filings required in connection therewith were obtained or made, other than those which the failure to make or obtain would not individually or in the aggregate have a Material Adverse Effect.
(bbb)	Investment Company. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof will not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended.
6.	Conditions to Closing
6.1	The following are conditions to the completion of the Underwriters’ obligation as contemplated in this Agreement, which conditions shall have been fulfilled by the Company, as applicable, on or prior to the Closing Time, other than as may be waived in writing in whole or in part by the Underwriters:
(a)	the board of directors of the Company will have authorized and approved the execution and delivery of the Transaction Documents and the performance of all obligations thereunder, including the sale and issuance of the Offered Securities, and all matters relating to the foregoing;
(b)	the Underwriters shall have received a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer or such other senior officers as may be acceptable to the Underwriters, acting reasonably, addressed to the Underwriters and their counsel and dated the Closing Date, with respect to (i) the constating documents of the Company, (ii) all resolutions of the Company’s board of directors, relating to the Offering and the Transaction Documents and the transactions contemplated hereby and thereby, and (iii) the incumbency and specimen signatures of signing officers of the Company, in the form of a certificate of incumbency and such further certificates and other documentation as may be contemplated in this Agreement or as the Underwriters or their counsel may reasonably require;
(c)	the Underwriters shall have received favourable legal opinions addressed to the Underwriters and the Purchasers, in form and substance satisfactory to the Underwriters’ counsel, dated the Closing Date, from legal counsel to the Company, and where appropriate, local counsel to the Company in the other Selling Jurisdictions, which counsel in turn may rely, as to matters of fact, on certificates of public officials and officers of the Company, with respect to the following matters:
(i)	as to the incorporation and subsistence of the Company under the laws of British Columbia and as to the Company having the requisite corporate power and capacity under the laws of British Columbia to carry on business and to own, lease and operate its properties and assets;
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(ii)	as to the authorized and issued capital of the Company;
(iii)	as to the corporate power and authority of the Company to execute, deliver and perform its obligations under the Transaction Documents, and to create, issue and sell the Offered Securities;
(iv)	as to all necessary corporate action having been taken by the Company to execute, deliver and perform its obligations under the Transaction Documents, and to create, issue and sell the Offered Securities;
(v)	as to the Transaction Documents having been duly executed and delivered by the Company, and constituting a valid and legally binding obligation of the Company, enforceable against it in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity, contribution and waiver and the ability to sever unenforceable terms may be limited by applicable law and such other customary qualifications for an opinion of such nature;
(vi)	as to the execution and delivery of the Transaction Documents and the performance by the Company of its obligations hereunder and thereunder, and that the sale and issuance of the Offered Securities, do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with the constating documents of the Company or any applicable corporate laws in the Province of British Columbia or federal laws of Canada applicable therein;
(vii)	as to the Offered Securities having been duly and validly issued as fully paid and non-assessable Common Shares;
(viii)	as to the issuance and sale of the Offered Securities to the Purchasers in accordance with the terms of this Agreement being exempt from the prospectus requirements of Canadian Securities Laws and that no documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations obtained under Canadian Securities Laws to permit such issuance and sale; it being noted, however, that the Company will be required to file or cause to be filed with the applicable Canadian Securities Regulators, a report on Form 45-106F1 prepared and executed pursuant to NI 45-106, together with the prescribed filing fee within 10 days following the Closing Date;
(ix)	as to the Company being a reporting issuer (or the equivalent) under Canadian Securities Laws, and not being included on a list of defaulting reporting issuers maintained by the Canadian Securities Regulators of the Reporting Jurisdictions;
(x)	as to the first trade by the Purchasers of the Offered Securities, other than a trade which is otherwise exempt under Canadian Securities Laws, being a distribution and subject to the prospectus requirements under Canadian Securities Laws unless:
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(A)	at the time of such trade, the Company is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding such trade;
(B)	at the time of such trade, at least four months have elapsed from the “distribution date” (as such term is defined under NI 45-102) of the Offered Securities;
(C)	the certificates representing the Offered Securities carry a legend as set out in Section 2.5(2)3(i) of NI 45-102; (or if the security is entered into a direct registration or other electronic book entry system, or if the relevant Purchaser did not directly receive a certificate representing the security, the relevant Purchaser received written notice containing such legend);
(D)	the trade is not a “control distribution” (as such term is defined in the NI 45-102);
(E)	no unusual effort is made to prepare the market or to create a demand for the security that is the subject of such trade;
(F)	no extraordinary commission or consideration is paid to a person or corporation in respect of such trade; and
(G)	if the selling securityholder is an “insider” or “officer” of the Company (as such terms are defined under Applicable Securities Laws), the selling securityholder has no reasonable grounds to believe that the Company is in default of “securities legislation” (as such term is defined in National Instrument 14-101 – Definitions);
(xi)	as to the Transfer Agent at its principal offices in the City of Vancouver having been duly appointed as the transfer agent and registrar for the Offered Securities; and
(xii)	as to the Offered Securities having been conditionally approved for listing on the TSX, subject only to the standard listing conditions of the TSX.
(d)	the Underwriters shall have received a favourable legal opinion addressed to the Underwriters, in form and substance satisfactory to the Underwriters’ counsel, dated the Closing Date, from local counsel to the Company, which counsel in turn may rely, as to matters of fact, on certificates of public officials (as appropriate) with respect to title matters and ownership interests of the Material Project;
(e)	the Underwriters shall have received a favourable legal opinion addressed to the Underwriters, in form and substance satisfactory to the Underwriters’ counsel, dated the Closing Date, from legal counsel to the Company regarding the Material Subsidiaries in form and substance satisfactory to the Underwriters, acting reasonably, with respect to the following matters:
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(i)	as to each of the Material Subsidiaries having been incorporated and existing under its jurisdiction of incorporation;
(ii)	as to each of the Material Subsidiaries having all requisite corporate power and capacity to carry on business and to own, lease and operate its properties and assets; and
(iii)	as to the authorized and issued share capital of each of the Material Subsidiaries and the registered holders of the outstanding capital;
(f)	if any Offered Securities are sold to U.S. Purchasers pursuant to this Agreement, the Underwriters shall have received a favourable legal opinion to be delivered by the Company’s U.S. counsel and the Underwriters’ U.S. counsel, each in form and substance satisfactory to the Underwriters, acting reasonably, to the effect that the offer and sale of such Offered Securities to such U.S. Purchasers is not required to be registered under the U.S. Securities Act, subject to the usual and customary assumptions, limitations and qualifications, it being understood that no opinion will be expressed as to the subsequent resale of any Offered Securities;
(g)	the Company will have caused the Transfer Agent to deliver a certificate confirming (i) its appointment as transfer agent of registrar of the Common Shares and (ii) the number of issued and outstanding Common Shares after 4:00 p.m. (Toronto time) the day prior to the Closing Date;
(h)	the Underwriters shall have received a certificate of good standing or similar certificate, dated the day prior to the Closing Date, with respect to the jurisdiction in which each of the Company and the Material Subsidiaries is incorporated and evidence of extra-jurisdictional registrations of NOVAGOLD USA, Inc. in Alaska and NOVAGOLD US HOLDINGS Inc. and NOVAGOLD USA, Inc. in Utah;
(i)	this Agreement and the Subscription Agreements shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Underwriters and their counsel acting reasonably;
(j)	the Underwriters shall have received executed copies of the lock-up agreements required by the Underwriters pursuant to Section 4.1(j);
(k)	the Underwriters shall have received a copy of the correspondence from Exchanges indicating that TSX has conditionally approved the Offering and the NYSE American has authorized the Offering and the listing and posting for trading of the Offered Securities;
(l)	prior to the Closing Time, the Underwriters will have been provided with timely access to all information reasonably required to permit them to conduct a due diligence investigation of the Company (including the Material Project) and their business operations, properties, assets, affairs, prospects and financial condition, including access to their management (including its qualified person(s) for purposes of NI 43-101), in connection with one or more due diligence sessions to be held prior to the Closing Time and the Underwriters being satisfied, in their sole discretion, with the due diligence review of the Company and the Material Project; and
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(m)	prior to the Closing Time, any material change (actual, anticipated, contemplated or, to the knowledge of the Company, threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company or relating to the Material Project, as applicable, shall have been disclosed to the Underwriters in writing.
7.	Closing
7.1	The Offering will be completed by electronic exchange or as otherwise determined by the Underwriters and the Company at the Closing Time or such other date or time as may be mutually agreed to; provided that if the Company has not been able to comply in any material respect with any of the covenants or conditions set out herein required to be complied with by the Closing Time or such other date and time as may be mutually agreed to or such covenant or condition has not been waived by the Underwriters, the respective obligations of the parties will terminate without further liability or obligation except for payment of expenses, indemnity and contribution provided for in this Agreement.
7.2	At the Closing Time:
(a)	The Company shall deliver to BMO, on its own behalf and on behalf of the Underwriters, the Offered Securities to be settled through the Underwriters, in physically certificated form or in electronic form, as directed by BMO, with such Offered Securities being registered as directed by BMO; and
(b)	BMO shall deliver to the Company the Gross Proceeds of the Offering less (i) the Commission; (ii) the Underwriters’ Expenses; and (iii) if applicable, any portion of the Gross Proceeds that were direct-settled between any Purchasers and the Company.
7.3	It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of the terms and conditions of this Agreement on behalf of the Underwriters and the Purchasers without prejudice to their rights in respect of any such terms and conditions or any other subsequent breach or non-compliance; provided that to be binding on the Underwriters and the Purchasers, any such waiver or extension must be in writing.
8.	Rights of Termination.
8.1	The Underwriters (or any one of them) shall be entitled, at their option, to terminate and cancel, without any liability, their (or its) obligations hereunder and those of the Purchasers, by written notice to that effect given to the Company on or before Closing if at any time prior to the Closing (the “Termination Rights”):
(a)	Material Change. There shall be any material change or change in a material fact with respect to the Company or its business, or there should be discovered any previously undisclosed material fact with respect to the Company or its business required to be disclosed, which, in the reasonable opinion of the Underwriters (or any one of them), has or would be expected to have a material adverse effect on the market price or value of the Offered Securities;
(b)	Disaster. There should develop, occur or come into effect or existence any event, action, state, condition (including without limitation, terrorism, disease, virus, plague or accident) or major financial occurrence of national or international consequence, or a new or change in any law or regulation which in the reasonable opinion of the Underwriters (or any one of them), materially adversely effects or may reasonably be expected to materially adversely affect the financial markets or the business, operations or affairs of the Company and the Material Subsidiaries taken as a whole or the market price or value of the Common Shares;
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(c)	Regulatory. (i) Any inquiry, action, suit, proceeding or investigation (whether formal or informal) is commenced, announced or threatened in relation to the Company or any one of the officers or directors of the Company where wrong-doing is alleged or any order is made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the Exchanges or any securities commission, which involves a finding of wrong-doing and which in the opinion of the Underwriters (or any one of them) materially adversely affects or may materially adversely affect, the business, operations or affairs of the Company and its Subsidiaries taken as a whole or the market price or value of the securities of the Company; (ii) any order, action or proceeding which cease trades or otherwise operates to prevent or restrict the trading of the Offered Securities or any other securities of the Company is made or threatened by a securities regulatory authority; or
(d)	Breach. The Company is in breach of any material term, condition or covenant of this Agreement or any material representation or warranty given by the Company in this Agreement becomes or is false.
8.2	Exercise of Termination Rights. The Termination Rights contained in this Section 8 may be exercised by any of the Underwriters and is in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event the Termination Rights are exercised by an Underwriter, there shall be no further liability on the part of that Underwriter to the Company or on the part of the Company to that Underwriter except in respect of any liability which may have arisen or may arise after such exercise of the Termination Right in respect of acts or omissions prior to such termination or under Section 9 and Section 10 of this Agreement.
9.	Indemnity
9.1	The Company and each of the Material Subsidiaries, on a consolidated basis (collectively, the “Indemnitor”) hereby agree to indemnify and hold harmless the Underwriters and each other member of their selling group and each of their subsidiaries and Affiliates, and each of their respective directors, officers, employees, partners, agents, advisors and shareholders (collectively, the “Indemnified Parties” and each, an “Indemnified Party”), to the full extent lawful, from and against all expenses, fees, losses (but not including any amount for lost profits), claims, actions, suits, proceedings, damages, obligations and liabilities, joint or several (including aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims and the reasonable fees and expenses of its counsel) (collectively, “Losses”) that are incurred in investigating, defending and/or settling any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party (collectively, the “Claims”) or to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims arise out of or are based upon, directly or indirectly:
(a)	any material breach of or default under any representation, warranty, covenant or agreement of the Company in this Agreement or any other document to be delivered in connection with the Offering, or the failure of the Company to comply with any of its material obligations under this Agreement or under those other documents;
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(b)	the Company not complying with any requirement of any Applicable Securities Laws relating to the Offering;
(c)	any information or statement contained in any document or material filed or delivered by or on behalf of the Company in connection with the Offering (except any information or statement relating solely to the Underwriters and furnished by the Underwriters specifically for use in such documents) being or being alleged to be an untrue statement or misrepresentation;
(d)	any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange or any other Governmental Authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation contained in any document or material of the Company filed or delivered in connection with the Offering or based on any failure to comply with the Applicable Securities Laws (except an untrue statement, omission or misrepresentation relating solely to the Underwriters and furnished by them specifically for use in such documents) preventing or restricting the trading in or the sale or distribution of the Common Shares, provided, however, this indemnity shall not be available to an Indemnified Party in respect of Losses incurred where a court of competent jurisdiction in a final judgment in a proceeding in which the Indemnified Party is named as a party, that has become non-appealable determines that the Indemnified Party has been grossly negligent or committed any fraudulent act or act of wilful misconduct and such Losses were directly caused by or resulted from such fraud, gross negligence or wilful misconduct of the Indemnified Party.

9.2	If for any reason (other than a determination as to any of the events referred to immediately above) an indemnity is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any Claim, the applicable Indemnitor shall contribute to the Losses paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitor on the one hand and the Indemnified Party on the other hand but also the relative fault of the applicable Indemnitor and the Indemnified Party as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the Losses paid or payable by an Indemnified Party as a result of such Claim, the amount (if any) equal to (i) such amount paid or payable, minus (ii) the amount of the fees received by the Indemnified Party, if any, under this Agreement.
9.3	Each Indemnitor agrees that in case any legal proceeding shall be brought against, or an investigation is commenced in respect of, such Indemnitor and/or an Indemnified Party and an Indemnified Party or its personnel are required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with or by reason of this Agreement, the Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Indemnified Party for time spent by its personnel in connection therewith at their normal per diem rates together with such disbursements and out-of-pocket expenses incurred by the personnel of the Indemnified Party in connection therewith) shall be paid by the Indemnitor as they occur.
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9.4	The Underwriters will notify the applicable Indemnitor promptly in writing after receiving notice of any Claim against the Underwriters or any other Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from such Indemnitor, stating the particulars thereof, will provide copies of all relevant documentation to the Indemnitor and, unless such Indemnitor assumes the defence thereof, will keep such Indemnitor advised of the progress thereof and will discuss all significant actions proposed. The omission to so notify the applicable Indemnitor shall not relieve such Indemnitor of any liability which such Indemnitor may have to an Indemnified Party except only to the extent that any such delay in giving or failure to give notice as herein required materially prejudices the defence of such Claim or results in any material increase in the liability under this indemnity which the Indemnitor would otherwise have incurred had the Underwriters not so delayed in giving, or failed to give, the notice required hereunder.
9.5	Each Indemnitor shall be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence of any Claim against an Indemnified Party, provided such defence is conducted by counsel of good standing acceptable to the Underwriters. Upon the applicable Indemnitor notifying the Underwriters in writing of its election to assume the defence and retaining counsel, such Indemnitor shall not be liable to an Indemnified Party for any legal expenses subsequently incurred by it in connection with such defence. If such defence is not assumed by the Indemnitor, the Indemnified Parties, throughout the course thereof, shall provide copies of all relevant documentation to such Indemnitor, shall keep the Indemnitor advised of the progress thereof and shall discuss with such Indemnitor all significant actions proposed. If such defence is assumed by the applicable Indemnitor, such Indemnitor throughout the course thereof will provide copies of all relevant documentation to the Underwriters, will keep the Underwriters advised of the progress thereof and will discuss with the Underwriters all significant actions proposed.
9.6	Notwithstanding the foregoing paragraph, any Indemnified Party shall have the right, at the applicable Indemnitor’s expense, to separately retain counsel of such Indemnified Party’s choice, in respect of the defence of any Claim if: (i) the employment of such counsel has been authorized by such Indemnitor; (ii) such Indemnitor has not assumed the defence and employed counsel therefor promptly after receiving notice of such Claim; or (iii) counsel retained by such Indemnitor or the Indemnified Party has advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate for any reason, including for the reason that there may be legal defences available to the Indemnified Party which are different from or in addition to those available to such Indemnitor or that there may be a conflict of interest between such Indemnitor and the Indemnified Party or the subject matter of the Claim may not fall within the indemnity set forth herein (in any of which events such Indemnitor shall not have the right to assume or direct the defence on such Indemnified Party’s behalf), provided that such Indemnitor shall not be responsible for the fees or expenses of more than one legal firm in any single jurisdiction for all of the Indemnified Parties.
9.7	No admission of liability and no settlement of any Claim shall be made by the Indemnitor or the Indemnified Party without the prior written consent of the other such party affected.
9.8	The Indemnitor hereby acknowledges that the Underwriters act as trustee for the other Indemnified Parties of such Indemnitor’s covenants under the indemnity described in this Section 9 and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.
9.9	The Indemnitor agrees that no Indemnified Party shall have any liability (either direct or indirect, in contract or tort or otherwise) to the Company or any person asserting claims on behalf of the Company or in right for or in connection with this Agreement, except to the extent that any Losses are determined by a court of competent jurisdiction in a final judgement (in a proceeding in which the applicable Indemnified Party is named as a party) that has become non-appealable to have resulted from the breach of this Agreement, breach of applicable laws, negligence, fraud or wilful misconduct of such Indemnified Party.
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9.10	The indemnity and contribution obligations of the Indemnitor under this Section 9, in each instance, shall be in addition to any liability which such Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, permitted assigns, heirs and personal representatives of such Indemnitor, the Underwriters and any other Indemnified Party. The foregoing provisions shall survive any termination of this Agreement or the completion of professional services rendered under this Agreement.
10.	Expenses
10.1	The Company will be solely responsible for all of the Company’s expenses related to the Offering, including all fees and disbursements of the Company’s counsel and “out of pocket” costs. The Company shall also be responsible for the reasonable and documented fees and disbursements of the Underwriters’ counsel up to a maximum of US$200,000 plus applicable taxes and disbursements and the Underwriters’ own reasonable and documented “out of pocket” costs (collectively, the “Underwriters’ Expenses”), but, if the Offering is not completed due to any failure on the Company’s part to comply with the terms and conditions of this Agreement, the Company will reimburse the Underwriters for all of the Underwriters’ Expenses.
11.	Advertisements
11.1	The Company acknowledges that the Underwriters shall have the right, at their own expense, to place such advertisement or advertisements relating to the sale of the Offered Securities contemplated herein as the Underwriters may consider desirable or appropriate and as may be permitted by applicable law, including Applicable Securities Laws. The Company and the Underwriters each agree that they will not make public any advertisement in any media whatsoever relating to, or otherwise publicize, the transaction provided for herein so as to result in any exemption from the prospectus or registration requirements of Applicable Securities Laws in any of the provinces of Canada or any other jurisdiction in which the Offered Securities shall be offered and sold not being available.
12.	Underwriters’ Consideration
12.1	In consideration of the services to be rendered by the Underwriters in connection with the Offering, the Company shall pay to the Underwriters a cash fee equal to 5.0% of the aggregate Gross Proceeds (collectively, the “Commission”). The obligation of the Company to pay the Commission shall arise at the Closing Time and will be netted out of the Gross Proceeds payable to the Company.
13.	Underwriters’ Obligations and Rights
13.1	The obligation of the Underwriters to purchase or arrange for the purchase of the Offered Securities at the Closing Time shall be several, and not joint, nor joint and several, and shall be as to the following percentages of the Offered Securities to be purchased at any such time:
Name of Underwriter	Syndicate Position
BMO Nesbitt Burns Inc.	60%
RBC Dominion Securities Inc.	20%
Scotia Capital Inc.	20%

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13.2	If one of the Underwriters fails to purchase its applicable percentage of the aggregate amount of the Offered Securities at the Closing Time, the other Underwriters shall have the right, but shall not be obligated, to purchase on a pro rata basis according to the percentage of the Offered Securities which such Underwriters have agreed to purchase as set out above (or such other basis as they may agree), all but not less than all, of the applicable Offered Securities which would otherwise have been purchased by the Underwriter that failed to purchase and to receive the defaulting Underwriter’s portion of the Commission in respect thereof. In the event that such right is not exercised, the other Underwriters shall be relieved of all obligations to the Company and the Company shall not be obligated to sell less than all the Offered Securities and the Company shall be entitled to terminate its obligations under this Agreement except for those under Section 9 and Section 10. Notwithstanding the foregoing, if the total number of Offered Securities that one or more defaulting Underwriters has failed to purchase (the “Default Securities”) does not exceed 10% of the number of Offered Securities to be purchased hereunder, the Company shall be entitled to require each Underwriter to purchase the Default Securities on a pro rata basis according to the percentage of the Offered Securities which such Underwriters have agreed to purchase as set out above.
14.	Underwriters’ Business
14.1	The Company acknowledges that the Underwriters may be engaged in securities trading and brokerage activities, and providing investment banking, investment management, financial and financial advisory services. In the ordinary course of their trading, brokerage, investment and asset management and financial activities, the Underwriters and their Affiliates may hold long or short positions, and may trade or otherwise effect or recommend transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of the Company or any other company that may be involved in any transaction with the Company. Each Underwriter and its Affiliates may also provide a broad range of normal course financial products and services to its customers (including, but not limited to banking, credit derivative, hedging and foreign exchange products and services), including companies that may be involved in any transaction with the Company.
14.2	The Company acknowledges and agrees that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Offered Securities. The Company further acknowledges and agrees that: (i) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the subscription price of the Offered Securities and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand; (ii) in connection with the Offering contemplated hereby and the process leading to such transaction, the Underwriters are and have been acting solely as principals and are not the agents or fiduciaries of the Company or its shareholders, creditors, employees or any other party; (iii) the Underwriters have not assumed and will not assume an advisory or fiduciary responsibility in favour of the Company with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) and the Underwriters do not have any obligations to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
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15.	Authority of BMO
15.1	All actions which must be taken or may be taken by the Underwriters in connection with this Agreement, with the exception of the matters relating to termination in Section 8 and to indemnification in Section 9, may be taken by the BMO on behalf of the other Underwriters and this is an irrevocable authority for the Company accepting notification of any such actions provided that, as among the Underwriters, BMO agrees to use commercially reasonable efforts to consult with the other Underwriters with respect to such actions.
16.	Survival of Warranties, Representations, Covenants and Agreements
16.1	All representations, warranties, covenants and agreements of the Company herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Underwriters or the Purchasers with respect thereto, shall continue in full force and effect for the benefit of the Underwriters and the Purchasers, as applicable for a period of two years following the Closing Date. For greater certainty and notwithstanding anything to the contrary in the foregoing, the provisions contained in this Agreement in any way related to the indemnification of the Underwriters by the Company or the contribution obligations of the Underwriters or those of the Company shall survive and continue in full force and effect, indefinitely, subject only to the applicable limitation period prescribed by law.
17.	General Contract Provisions
17.1	Notices. Any notice or other communication to be given hereunder shall be in writing and shall be given by physical delivery or electronic transmission, as follows:

if to the Company:

NOVAGOLD RESOURCES INC.
201 South Main Street, Suite 400
Salt Lake City, UT 84111

Attention:	Gregory Lang, President and Chief Executive Officer
Email:	[***]

with a copy (not to constitute notice) to:

Blake, Cassels & Graydon LLP
1133 Melville Street, Suite 3500
Vancouver, British Columbia V6E 4E5
Canada

Attention:	Trisha Robertson
Email:	[***]

and to

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
United States

Attention:	Anna T. Pinedo
Email:	[***]

36

or if to the Underwriters:

BMO Nesbitt Burns Inc.
2300 – 595 Burrard Street
Vancouver, British Columbia V7X 1L7
Canada

Attention:	Carter Hohmann, Managing Director
Email:	[***]

and to

RBC Dominion Securities Inc.
2100 – 666 Burrard Street
Vancouver, British Columbia V6C 2X8
Canada

Attention:	Michael Scott, Managing Director
Email:	[***]

and to

Scotia Capital Inc.
1800 – 650 West Georgia Street
Vancouver, British Columbia V6B 4N7
Canada

Attention:	Darren Grant, Managing Director
Email:	[***]

with a copy (not to constitute notice to the Underwriters) to:

Cassels Brock & Blackwell LLP
2200 – 885 West Georgia Street
Vancouver, British Columbia V6C 3E8
Canada

Attention:	Jennifer Traub / James Lyle
Email:	[***] / [***]

and to

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
United States

Attention:	Christopher J. Cummings
Email:	[***]

37

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being electronically transmitted and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or facsimile number.

17.2	Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.
17.3	Entire Agreement. This Agreement constitutes the entire agreement between the Underwriters and the Company relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, including the Engagement Letter. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein.
17.4	Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement. If one or more provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.
17.5	Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company and the Underwriters and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein this Agreement shall not be assignable by any party without the written consent of the others.
17.6	Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.
17.7	Time of the Essence. Time shall be of the essence for all provisions of this Agreement.
17.8	Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.
17.9	Counterparts and Electronic Execution. This Agreement may be executed and delivered in PDF or by other electronic transmission in one or more counterparts which, together, shall constitute an original copy of this Agreement as of the date first noted above.

[Remainder of page intentionally left blank. Signature pages follow.]

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If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate your acceptance by executing where indicated below.

Yours very truly,

BMO NESBITT BURNS INC.
Per:	/s/ Carter Hohmann
Authorized Signatory

RBC DOMINION SECURITIES INC.
Per:	/s/ Michael Scott
Authorized Signatory

SCOTIA CAPITAL INC.
Per:	/s/ Darren Grant
Authorized Signatory

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The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date provided at the top of the first page of this Agreement.

NOVAGOLD RESOURCES INC.

/s/ Peter Adamek
Authorized Signatory

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SCHEDULE "A"
COMPLIANCE WITH UNITED STATES SECURITIES LAWS

This is Schedule “A” to the Underwriting Agreement dated as of February 5, 2026 between the Company and the Underwriters.

As used in this Schedule “A” and related appendices, capitalized terms used but not defined herein will have the meanings ascribed to them in the Underwriting Agreement to which this Schedule “A” is annexed and the following terms will have the meanings indicated:

“Affiliate” means “affiliate” as that term is defined in Rule 405 under the U.S. Securities Act;

“Directed Selling Efforts” has the meaning ascribed thereto in Rule 902(c) of Regulation S promulgated under the U.S. Securities Act;

“General Solicitation” and “General Advertising” mean “general solicitation” and “general advertising”, respectively, as those terms are used under Rule 502(c) of Regulation D promulgated under the U.S. Securities Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

“Offshore Transaction” means “offshore transaction” as that term is defined in Rule 902(h) of Regulation S;

“Qualified Institutional Buyer Letter” means Schedule A to the Subscription Agreement; and

“Regulation S” means Regulation S promulgated under the U.S. Securities Act.

Representations, Warranties and Covenants of the Underwriters

Each of the Underwriters (on its own behalf and on behalf of its U.S. Affiliate) acknowledges that the Offered Securities have not been and will not be registered under the U.S. Securities Act or applicable state securities laws and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and applicable state securities laws. Accordingly, each Underwriter (on its own behalf and on behalf of its U.S. Affiliate) severally and not jointly represents, warrants, covenants and agrees to and with the Company that:

1.	Neither the Underwriter nor its U.S. Affiliate has offered or sold nor will any of them offer or sell any Offered Securities to a U.S. Purchaser except to a U.S. Purchaser that they reasonably believe is a Qualified Institutional Buyer.
2.	Neither the Underwriter nor its U.S. Affiliate has entered nor will any of them enter into any contractual arrangement with respect to the offer, sale or any distribution of the Offered Securities, except with the prior written consent of the Company.
3.	All offers and sales of Offered Securities in the United States have been and will be made through the Underwriter’s U.S. Affiliate which in each case is and at all relevant times was and will be a broker-dealer registered pursuant to Section 15(b) of the U.S. Exchange Act and in good standing with the Financial Industry Regulatory Authority Inc., and otherwise in compliance with all applicable U.S. broker-dealer requirements (including those of self-regulatory authorities) and U.S. Securities Laws, and all such offers and sales of Offered Securities have been and will be made only in states of the United States where such U.S. Affiliate is registered or otherwise exempt from registration.

4.	In connection with offers and sales of Offered Securities in the United States no form of General Solicitation or General Advertising has been or will be used. None of the Underwriter, its U.S. Affiliate, their respective affiliates or any persons acting on their behalf (including any selling firms) have engaged or will engage in any conduct involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act in connection with the offer or sale of the Offered Securities in the United States.
5.	The Underwriter, through its U.S. Affiliate, will inform all purchasers of the Offered Securities in the United States, and all purchasers of Offered Securities that were offered Offered Securities in the United States, and all U.S. Purchasers that the Offered Securities have not been and will not be registered under the U.S. Securities Act and the Offered Securities are being offered and sold to such persons in reliance upon an exemption from registration available under Rule 506(b) of Regulation D and/or Section 4(a)(2) requirements of the U.S. Securities Act and similar exemptions under applicable state securities laws.
6.	Each U.S. Purchaser will be, prior to the sale of Offered Securities to such persons, required to execute a Qualified Institutional Buyer Letter in the form attached to the Subscription Agreement. Prior to any offer or sale of Offered Securities to each offeree in the United States or to any U.S. Purchaser, such Underwriter and its U.S. Affiliate each had reasonable grounds to believe and did believe that each such offeree was a Qualified Institutional Buyer, and at the Closing will continue to have reasonable grounds to believe that each U.S. Purchaser is a Qualified Institutional Buyer.
7.	All offers and sales of Offered Securities made outside the United States by the Underwriter, its U.S. Affiliate, their respective affiliates or any persons acting on their behalf (including any selling firms) have been and will be made in Offshore Transactions within the meaning of Regulation S. None of the Underwriter, its U.S. Affiliate, their respective affiliates or any persons acting on their behalf (including any selling firms) has made or will make any Directed Selling Efforts in the United States with respect to the Offered Securities.
8.	If the Underwriter authorizes any selling firm to offer and sell Offered Securities in the United States or to a U.S. Purchaser, the Underwriter will cause each such selling firm to acknowledge in writing, for the benefit of the Company, its agreement to be bound by the provisions of this Schedule “A” in connection with all offers and sales of the Offered Securities in the United States and to U.S. Purchasers. Each Underwriter will cause its U.S. Affiliate to comply with, and will use its best efforts to ensure compliance by the selling firms, with the provisions of this Schedule “A” as though such parties are directly party hereto.
9.	Neither the Underwriter nor the U.S. Affiliate has taken or will take any action that would constitute a violation of Regulation M of the U.S. Exchange Act in connection with the offer or sale of the Offered Securities.
10.	At least one Business Day prior to the Closing, the Underwriter and its U.S. Affiliate will provide the Company (a) a list of all purchasers of the Offered Securities in the United States and all purchasers of Offered Securities who were offered Offered Securities in the United States or who are U.S. Purchasers, and (b) all executed Qualified Institutional Buyer Letters in the form attached to the Subscription Agreement, as applicable.

11.	At the Closing, the Underwriter and its U.S. Affiliate will provide a certificate, substantially in the form of Exhibit I attached hereto, relating to the manner of the offer of the Offered Securities in the United States and to U.S. Purchasers, or such persons will be deemed to have represented to the Company that they did not offer or sell any Offered Securities in the United States or to any U.S. Purchasers.

Representations, Warranties and Covenants of the Company

The Company represents, warrants, covenants to the Underwriters and the U.S. Affiliates that:

1.	Except with respect to offers and sales in accordance with this Schedule “A” to Qualified Institutional Buyers, neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriters, the U.S. Affiliates, their respective affiliates or any person acting on their behalf, in respect of which no representation is made), has made or will make any offer to sell, or any solicitation of an offer to buy, any Offered Securities to a person in the United States or to a U.S. Purchaser.
2.	All offers and sales of Offered Securities made outside the United States by the Company, any of its affiliates or any Person acting on its or their behalf (other than the Underwriters and their affiliates (including, without limitation, the U.S. Affiliates, their respective affiliates or any person acting on their behalf, in respect of which no representation is made)), have been and will be made in Offshore Transactions within the meaning of Regulation S. None of the Company, its affiliates, or any person acting on its or their behalf (other than the Underwriters, their affiliates (including, without limitation, the U.S. Affiliates, their respective affiliates or any person acting on their behalf, in respect of which no representation is made)), has made or will make any Directed Selling Efforts with respect to the Offered Securities.
3.	None of the Company, its affiliates, or any person acting on its or their behalf (other than the Underwriters, their affiliates (including, without limitation, the U.S. Affiliates, their respective affiliates or any person acting on their behalf, in respect of which no representation is made)), has taken or will take any action that would cause any exemption from the registration requirements of the U.S. Securities Act afforded by Section 4(a)(2) under the Securities Act or Rule 506(b) or the exclusion from registration provided by Rule 903 of Regulation S to be unavailable for offers and sales of the Offered Securities pursuant to this Agreement.
4.	None of the Company, any of its affiliates or any person acting on its or their behalf (other than the Underwriters, their affiliates (including, without limitation, the U.S. Affiliates, their respective affiliates or any person acting on their behalf, in respect of which no representation is made)) has offered or will offer to sell, or has solicited or will solicit offers to buy, Offered Securities in the United States or to any U.S. Purchaser by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act.
5.	The Company is not aware of any person (other than the Underwriters, their affiliates (including, without limitation, the U.S. Affiliates, their respective affiliates or any person acting on their behalf, in respect of which no representation is made)) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Offered Securities.

6.	Since the date that is six months prior to the start of the offering of the Offered Securities it has not sold, offered for sale or solicited any offer to buy, and it will not sell, offer for sale or solicit any offer to buy, any of its securities in a manner that would be integrated with the offer and sale of the Offered Securities.
7.	The Company is not, and following the application of the proceeds from the sale of the Offered Securities, will not be, registered or required to be registered as an “investment company” under the United States Investment Company Act of 1940, as amended.
8.	The offer and sale of the Offered Securities have not been registered under the Securities Act or any other applicable securities laws of any other jurisdiction, are being offered in transactions not requiring registration under the Securities Act, and unless the offer and sale thereof is so registered, may not be reoffered, resold or otherwise transferred except in compliance with the registration requirements of the U.S. Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. Upon the issuance of the Offered Securities, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the Company will ensure that the electronic positions, certificates or DRS representing each of the Offered Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ALL LOCAL LAWS AND REGULATIONS, OR (C) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (B) OR (C), THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided that the legend may be removed by delivery to the Company and the Company’s registrar and transfer agent of an opinion of counsel of recognized standing or other evidence of exemption in form and substance reasonably satisfactory to the Company that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

EXHIBIT “I” TO SCHEDULE “A”
UNDERWRITER CERTIFICATE

In connection with the private placement in the United States of Offered Securities of NOVAGOLD RESOURCES INC. (the “Company”) pursuant to the Underwriting Agreement dated February 5, 2026 among the Company and the Underwriters named therein (the “Underwriting Agreement”), each of the undersigned does hereby certify as follows:

1.	the U.S. Affiliate is a duly registered broker or dealer pursuant to Section 15(b) of the U.S. Securities Exchange Act of 1934, as amended, and under the laws of each applicable state of the United States (unless exempted from the respective state’s broker-dealer registration requirements), and was and is a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc. on the date hereof and on the date of each offer and sale made by it in the United States or to any U.S. Purchaser and all offers and sales of Offered Securities in the United States or to U.S. Purchasers have been effected by the U.S. Affiliate in accordance with all U.S. federal and state broker-dealer requirements;
2.	all offers of Offered Securities in the United States or to U.S. Purchasers were made only through the U.S. Affiliate and to Qualified Institutional Buyers and have been effected in accordance with all applicable U.S. broker-dealer requirements and U.S. Securities Laws;
3.	immediately prior to offering or soliciting offers for the Offered Securities in the United States or to any U.S. Purchaser we had reasonable grounds to believe and did believe that (i) each offeree was a Qualified Institutional Buyer, and, on the date hereof, we continue to believe that each such person purchasing Offered Securities from the Company is a Qualified Institutional Buyer and (ii) each such offerees and purchasers were not acquiring the Offered Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the U.S. Securities Act;
4.	we obtained from each person in the United States and each U.S. Purchaser that purchased Offered Securities, an executed Qualified Institutional Buyer Letter in the applicable form attached to the Subscription Agreement, as applicable, and we have delivered copies of the same to the Company;
5.	no form of General Solicitation or General Advertising was used by us, in connection with the offer of the Offered Securities in the United States;
6.	neither we nor any of our U.S. Affiliates have taken or will take any action which would constitute a violation of Regulation M of the U.S. Exchange Act in connection with the offer or sale of the Offered Securities;
7.	prior to any sale by us of Offered Securities in the United States, we caused each U.S. Purchaser to execute and deliver a Qualified Institutional Buyer Letter; and
8.	all offers of the Offered Securities in the United States and to U.S. Purchasers have been conducted by us in accordance with the terms of the Underwriting Agreement, including Schedule “A” thereto.

Capitalized terms used in this certificate have the meanings given to them in the Underwriting Agreement, including Schedule “A” thereto, unless otherwise defined herein.

[Signature page follows]

DATED this____ day of____________________ , 2026.

[UNDERWRITER]	[U.S. AFFILIATE]

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE "B"
OUTSTANDING CONVERTIBLE SECURITIES AND RIGHTS TO ACQUIRE SECURITIES OF THE COMPANY

[OMITTED PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K]

B-1

SCHEDULE "C"

LOCK-UP AGREEMENT

February 5, 2026

To:	BMO Nesbitt Burns Inc.

RBC Dominion Securities Inc.

Scotia Capital Inc.

(collectively, the “Underwriters”)

Re: NOVAGOLD RESOURCES INC. – Lock-up Agreement

1.	The undersigned understands that the Underwriters intend to enter into an underwriting agreement dated on or about February 5, 2026 (the “Underwriting Agreement”) with NOVAGOLD RESOURCES INC. (the “Company”) in connection with a private placement (the “Offering”) of common shares of the Company (“Common Shares”).
2.	All capitalized terms not otherwise defined herein have the meaning given to them in the Underwriting Agreement.
3.	In consideration of the benefit that the Offering will confer upon the Company and the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that beginning from the date hereof and for a period of 90 days following the Closing Date (the “Lock-Up Period”), without the prior written consent of the Underwriters, such consent not to be unreasonably withheld, the undersigned will not, directly or indirectly, offer, sell, agree to sell, contract to sell, grant any option to purchase, make any short sale, or otherwise dispose of, or transfer, or announce any intention to do so, any Common Shares and any securities exchangeable for, convertible into or otherwise exercisable to acquire Common Shares, whether now owned or hereinafter acquired, directly or indirectly, by the undersigned or now or hereinafter under the control or direction of the undersigned (collectively, the “Undersigned’s Securities”).
4.	Section 3 above shall not apply, and for certainty the undersigned shall not require the prior written consent of the Underwriters, to transfers: (i) pursuant to a take-over bid, arrangement or any other similar transaction made generally to all of the shareholders of the Company; (ii) to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned or any family members of the undersigned provided that such transferee executes a lock-up agreement in substantially the form hereof covering the remainder of the Lock-Up Period; (iii) of the Undersigned Securities as a bona fide gift or gifts provided that such transferee executes a lock-up agreement in substantially the form hereof covering the remainder of the Lock-Up Period; (iv) as pledges or security interests, provided that the pledgee or beneficiary of the security interest executes a lock-up agreement in substantially the form hereof covering the remainder of the Lock-Up Period; (v) pursuant to a transfer that occurs by operation of law or in connection with transactions arising as a result of the death of the director, officer, or principal shareholder, provided that in such event the transferee executes a lock-up agreement in substantially the form hereof covering the remainder of the Lock-Up Period; or (vi) for sales or agreements to sell Common Shares to satisfy the exercise price, costs and fees, and withholding and other tax obligations in connection with the exercise of convertible securities that would otherwise expire during the Lock-Up Period.

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5.	The undersigned represents and warrants that he or she has full power, capacity and authority to enter into this lock-up agreement and has or will have good and marketable title to the Undersigned’s Securities and understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding towards consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and permitted assigns, and shall enure to the benefit of the Company, the Underwriters and their legal representatives, successors and assigns.
6.	The undersigned hereby authorizes the Company and its transfer agent to decline to make any transfer of the Undersigned’s Securities if such transfer would constitute a violation or breach of this lock-up agreement and hereby agrees and consents to the entry of stop transfer restrictions, or other equivalent measures, with the Company’s transfer agent and registrar, against the transfer of the Undersigned’s Securities except in compliance with this lock-up agreement.
7.	This lock-up agreement will be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein and may be executed by facsimile or PDF signature and as so executed shall constitute an original.

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DATED as of the date first written above.

If an Individual:

(Signature)

Print Name:
Print Title:

If a Corporate Entity:

(Print Name of Corporate Entity Above)

By:
(Authorized Signatory)
Print Name:
Print Title:

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